UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475 Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 564-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensation of Named Executive Officers

On December 12, 2011, the Compensation Committee of our Board of Directors (1) set the annual base salaries of our named executive officers for 2012 and (2) established a senior management bonus plan for 2012. In addition, on December 12, 2011, based on the recommendation of our Compensation Committee, our Board of Directors made certain modifications to the compensation payable to non-employee directors commencing in 2012.

2012 Base Salaries

2012 annual base salaries for our named executive officers will remain at 2011 levels.

2012 Senior Management Bonus Plan

Certain members of our senior management team who are ineligible to participate in our profit-sharing bonus program for associates and who are not commissioned salespeople may be eligible to receive incentive awards under our 2012 senior management bonus plan if certain performance targets set by the compensation committee are achieved under such plan for 2012. Bonuses under such plan will be based 50 percent upon our company’s gross revenue dollars and 50 percent upon our company’s adjusted EBITDA, which will be calculated based upon our company’s accounting practices, consistently applied and upon GAAP standards applicable to our company. “Adjusted EBITDA” as used by our Compensation Committee equals our company’s earnings before all interest, tax, depreciation, amortization and stock-based expenses but after payment of non-equity based employee bonuses.

The following chart sets forth the target bonus under the 2012 senior management bonus plan for each of our named executive officers.

September 30,
Name and Position of Executive Officer	2012 Target Bonus
Scott W. Koller President and Chief Executive Officer	$250,000
Darin P. McAreavey Senior Vice President and Chief Financial Officer	$75,000

If earned, the foregoing amounts will be payable 50 percent in cash and 50 percent in the form of a stock bonus granted on the date of the audit report on our 2012 financial statements (and calculated using the closing price on that date); provided, however, that our Compensation Committee reserves the right to pay such amounts entirely in stock (calculated in the same manner). Any portion of such bonuses that is paid in equity will be issued pursuant to our Amended and Restated 2006 Equity Incentive Plan.

The foregoing discussion of our 2012 senior management bonus plan is qualified in its entirety by reference to the plan itself, which is attached as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 5.02(e).

Compensation for Non-Employee Directors

As previously reported, on October 27, 2011, our Board of Directors reduced the compensation paid to non-employee directors to the following amounts, effective January 1, 2012:

•	$10,000 in annual compensation for each director;

•	An additional $24,000 in annual compensation for the Chairman of the Board (compared to $45,000 previously);

•	Elimination of per-meeting fees;

•	An additional $2,000 annually, per committee, for service on each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee; and

•	An additional $2,000 annually for the Chairmen of each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

On December 12, 2011, our Board of Directors modified the form such payments will take, the timing of such payments and the vesting of the equity component of such payments. In particular, the foregoing amounts will be payable 50 percent in cash and 50 percent in the form of a stock bonus (rather than a restricted stock award). The cash component will be paid quarterly in arrears. The equity component will be granted on the last trading day of each fiscal quarter during which the Board Chairman, Board member, Committee member, and Committee Chairman served our company in such capacity. Such stock bonuses will be issued pursuant to our 2006 Non-Employee Director Stock Option Plan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011	Wireless Ronin Technologies, Inc.

	By	/s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Senior Management Bonus Plan

5